Structured Asset Trust Unit Repackagings (Saturns)
AIG Capital Security Backed
Series 2002-11
CLASS A CUSIP NO.
804105203
CLASS B CUSIP NO. 804105AA2
Distribution Date December 3, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal/Unit
Amount
Principal Payment
Ending Principal/Unit
Amount
Fixed Rate
Day
Count
Fixed Interest
Amount Due
Aggregate
Interest
Due and
Unpaid
Total Distribution
$39,332,000.00 $0.00 $39,332,000.00
6.00000% 180/360
$1,179,960.00 $0.00 $1,179,960.00
$39,332,000.00 $0.00 $39,332,000.00 1.53900% 180/360 $302,659.74 $0.00 $302,659.74
Additional Information
$3,750.00
$2,346.46
Underlying Security
AMERICAN GEN INSTL A 7.570% 12/01/45 Cusip 02637VAA6
June/December
$39,332,000.00
7.57000%
$1,488,716.20
CUSIP Moody's S & P Moody's Date S & P Date
804105203 Aa1 AA Ba2 14-Jan-11 BBB- 19-Jan-11
804105AA2 Aa1 AA Ba2 14-Jan-11 BBB- 19-Jan-11
Underlying Security Aa1
AA Ba2 12-Jan-11 BBB- 14-Jan-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Expense Account Deposit
Original Ratings
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees